THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (A) UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (B) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.

MANAGEMENT ENERGY, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No. __________	Dated: April 1, 2010 (the “Effective Date”)

MANAGEMENT ENERGY, INC., a Nevada corporation (the “Company”), hereby certifies that, for value received, Wilkes Lane Capital LLC, or its permitted registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to an aggregate of Eight Million (8,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.28 per share (the “Exercise Price”), at any time and from time to time during the Exercise Period (as defined below), and subject to the following terms and conditions:

1.      Vesting, Duration and Exercise of the Warrant.

(a)           This Warrant has been issued pursuant to that certain Consulting Agreement, dated as of the Effective Date and effective as of March 1, 2010, by and between Wilkes Lane Capital LLC and the Company (as the same may be amended from time to time, the “Consulting Agreement”), and will vest with respect to Two Million (2,000,000) Warrant Shares on each of the Vesting Dates set forth below as long as the Consulting Agreement remains in effect on such Vesting Date (including the last day of the Term (as defined in the Consulting Agreement) (i.e., May 31, 2010)):

Cumulative # of
Vesting Date	Warrant Shares Vested

Effective Date	2,000,000

3rd business day after Effective Date	4,000,000

April 30, 2010	6,000,000

May 31, 2010	8,000,000

(b)           The term of this Warrant (the “Exercise Period”) shall be the period commencing as of the Effective Date and ending on the date five years after the Effective Date (the “Expiration Date”).

(c)           All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Effective Date and through and including 5:00 P.M., Pacific time, on the Expiration Date   At 5:00 P.M., Pacific time on the Expiration Date (or the next business day thereafter, if the Expiration Date is not a business day), the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(d)           Subject to Sections 2 and 5, upon surrender of this Warrant, with the Form of Election to Purchase in the form of Exhibit A hereto (the “Exercise Notice”) duly completed and executed, to the Company at its office at 30950 Rancho Viejo Road, Suite 120, San Juan Capistrano, CA 92675, Attention: CFO, or at such other address as the Company may specify in writing to the then registered Holder, and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks (subject to the Conversion Right in accordance with Section 1(f)), all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than three (3) business days after the date of exercise) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise.

(e)           If by the close of the third business day after delivery of a properly completed Exercise Notice, the Company fails to deliver to the Holder the required number of Warrant Shares in the manner required pursuant hereto, and if on or after the business day immediately following such third business day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within three business days after the Holder’s request, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate or (2) promptly honor its obligation to deliver to the Holder Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares, times (B) the Closing Sales Price (as defined below).  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  This Section 1(e) is the Holder’s exclusive remedy in respect of the Company’s failure to deliver to the Holder the required number of Warrant Shares in the manner required pursuant hereto.  “Closing Sales Price” means the closing sales price of the Common Stock on the date of receipt of a properly completed Exercise Notice.

(f)           In addition to and without limiting the rights of the Holder under the terms of this Warrant, Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into Warrant Shares as provided in this Section 1(f) at any time or from time to time during the Exercise Period by delivering notice in accordance with Section 1(d).  Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the “Pre-Converted Warrant Shares”), the Company shall deliver to Holder that number of Warrant Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Date of Exercise (as defined in Section 1(g)), which value shall be equal to (A) the aggregate Fair Market Value (as defined below) of the Pre-Converted Warrant Shares issuable upon exercise of this Warrant on the Exercise Date less (B) the aggregate Exercise Price of such Pre-Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the Fair Market Value of one (1) Warrant Share on the Exercise Date.

Expressed as a formula, such conversion shall be computed as follows:

X = (A-B)
Y

where	X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 1.

	Y =	the Fair Market Value (as defined below) of one (1) Warrant Share.

A =
the aggregate Fair Market Value of the Pre-Converted Warrant Shares at the time the Conversion Right is elected pursuant to this Section 1(f) (i.e., Fair Market Value (as defined below) per Warrant Share x Pre-Converted Warrant Shares).

	B =	the aggregate Exercise Price of the Pre-Converted Warrant Shares (i.e., Exercise Price x Pre-Converted Warrant Shares).

For purposes of the provisions of this Warrant requiring a determination in accordance with this Section 1(f), “Fair Market Value” as of a particular date (the “Determination Date”) shall mean (i) for any security if such security is traded on a national securities exchange (an “Exchange”), the volume weighted average (based on daily trading volume) prices of the security on each of the last five (5) trading days prior to the Determination Date reported on such Exchange, (ii) for any security that is not traded on an Exchange but which is quoted on  an electronic quotation system, the volume weighted average (based on daily trading volume) prices reported on such electronic quotation system on each of the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation, for a total of five trading days) prior to the Determination Date, or (iii) for any security or any other asset, if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be the valuation as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security or other asset, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved in writing by the Holder (which approval shall not be unreasonably withheld, conditioned or delayed) or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations.  The Company and the Holder shall each bear 50% of the expense of the investment bank or the accountant, as the case may be.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(g)           Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.  For purposes of this Section, a “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any new Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such new Warrant) appropriately completed and duly executed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(h)           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of whole Warrant Shares.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a new Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

2.      Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

3.      Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity (which shall not include a surety bond), if requested, reasonably satisfactory to it.  Applicants for a new Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party charges as the Company may prescribe.

4.      Adjustments

(a)           Subdivisions and Combinations.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide (by stock split) or combine (by reverse stock split) its outstanding shares of capital stock into which this Warrant is exercisable, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, and in each case to the nearest whole share, effective at the close of business on the date the subdivision or combination becomes effective.  The provisions of this Section 4(a) shall similarly apply to successive subdivisions or combinations of outstanding shares of capital stock into which this Warrant is exercisable.

(b)           Reorganization, Reclassification, Consolidation, Merger or Sale of Assets.  If any capital reorganization or reclassification (other than as a result of a subdivision or combination described in Section 4(a)) of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Exercise Price then in effect.  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.  The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales of assets.

(c)           Stock Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then (A) the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution (the “Record Date”), to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (B) the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted, to the nearest whole share, from and after the Record Date by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such Record Date by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) or 4(b) above), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of Common Stock as of the Record Date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution (and the Company shall not pay a dividend or make any distributions to the stockholders after the exercise of the Warrant (in whole or part) unless and until the Company pays in full such proportionate share to the Holder).  The provisions of this Section 4(c) shall similarly apply to successive stock dividends and other distributions by the Company.

(d)           Notices of Record Date, Etc.  In the event that:

(i)
there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

(ii)	there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder at least twenty (20) days’ prior written notice of (1) the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (2) the date when the same shall take place.  Such notice shall also specify (if applicable) the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(e)           Adjustment by Board of Directors.  If any event occurs as to which, in the reasonable opinion of the Board of Directors of  the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4(a) and then in no event to an amount larger than the Exercise Price as adjusted pursuant to Section 4(a).

(f)           Certificate of Adjustment.  In each case of any adjustment or readjustment in the shares of Common Stock or other securities issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock or other securities issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock or other securities outstanding or deemed to be outstanding, and (iii) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith deliver a copy of each such certificate to the Holder and any warrant agent of the Company (appointed pursuant to Section 7 hereof).  In addition, upon the occurrence of event which entitles the Holder to a dividend or distribution upon exercise of the Warrant Shares, the Company shall provide prompt notice to the Holder.

(g)           Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

5.      Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would be issuable on the exercise of this Warrant, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall, on an aggregate basis, be rounded down to the nearest whole number of shares.

6.      Notices.  All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (e) only in the case of notices or communications from the Holder to the Company, when sent by confirmed facsimile if sent during normal business hours of the Company, and if not so confirmed, then on the next business day.  The addresses for such communications shall be:  (i) if to the Company, to Management Energy, Inc., 30950 Rancho Viejo Road, Suite 120, San Juan Capistrano, CA 926752, Attention: CFO; or (ii) if to the Holder, to the Holder at the address appearing on the Warrant Register or such other address as the Holder may provide to the Company in accordance with this Section 6.

7.      Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any new warrant agent shall be a party to this Warrant without any further act.  Any new warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

8.      Stockholder Rights.  Until the valid exercise of this Warrant, the Holder shall not be entitled to any of the rights of a stockholder of the Company; provided, however, the foregoing does not limit the Holder’s right to receive its proportionate share of dividends and distributions paid or made prior to exercise of this Warrant as expressly provided herein.

9.      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 4).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.     No Dilution or Impairment.  The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

11.     Assignment; Exchange of Warrant.    No Holder may assign or transfer this Warrant without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.  Should such consent be granted, the Warrant so transferred shall continue to be bound by this restriction in the hands of a subsequent Holder, and the Company shall not be required to recognize any attempted transfer of the Warrant in violation of this Agreement.  The Company shall not assign or transfer this Warrant without the prior written consent of the Holder, except that consent of the Holder shall not be required for transactions covered by Section 4(b) in connection with which the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the provisions of Section 4(b), the Holder may be entitled to purchase (as well as assuming the other obligations hereunder).

12.     Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.     Registration Rights.  The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in Exhibit B attached hereto.

14.     Limitations on Exercise.

(a)           Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and any persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of any transaction described in Section 4(b) hereof.  By written notice to the Company, the Holder may waive the provisions of this Section 14(a), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Holder.

(b)           Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and any persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of any transaction described in Section 4(b) hereof.   This restriction may not be waived.

(c)           The Company’s obligation to issue Warrant Shares in excess of the limitations referred to in this Section shall be only suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitations.

15.     Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)           This Warrant may be amended only in writing signed by the Company and the Holder.  No waiver shall be effective against any party unless it shall be in writing and signed by such party.  No failure or delay on the part of the Company or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c)           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

(d)           The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

(e)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(f)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first written above.

MANAGEMENT ENERGY, INC., a Nevada corporation

By:
Name:
Title:

Acknowledged and agreed to:

WILKES LANE CAPITAL LLC

By:
Name: Dan Reck
Title: Manager

- -

Exhibit A

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Management Energy, Inc.:

[CHECK PARAGRAPH THAT APPLIES]

_________ In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase  _____________ shares of Common Stock, par value $.001 per share (the “Common Stock”), of Management Energy, Inc. and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

- OR -

__________ In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to convert such Warrant into ___________ shares of Common Stock by cashless exercise pursuant to Section 1(f) of the Warrant.  Also enclosed is documentation supporting the calculation of such number of shares of Common Stock to which this Form of Election to Purchase relates.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of ___________________________.

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:_____________________, _____	Name of Holder:

(Print)

(By:)
(Name:)
(Title:)

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Exhibit B

Registration Rights

(a)           From or after the date that is six months after the Effective Date, 2010, upon receipt of the written request of the Holder at any time, the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement (as defined below) covering the resale by the Holder of the Warrant Shares (collectively the “Registrable Securities”) for an offering to be made on a delayed and/or continuous basis pursuant to Rule 415 (as defined below).  The Registration Statement shall be on Form S-3; provided, however, in the event that Form S-3 is not  available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holder and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided further, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.  The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.  The Company shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is the earliest date of when (i) all Registrable Securities have been sold, (ii) all Registrable Securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent, or (iii) the date that is 9 months following the date that the Registration Statement is declared effective under the Securities Act  (the “Effectiveness Period”).  For the sake of clarity, Holder is entitled to demand that the Company prepare and file only one such Registration Statement.

 (b)           If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible:

(i)           Not less than five business days prior to the filing of a Registration Statement and/or any related Prospectus (as defined below) or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), the Company shall (i) furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within the three business days after its receipt thereof, then the Holder shall be deemed to have consented to and approved the use of such documents).  The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the applicable period set forth above.

(ii)           prepare and file with the Commission the Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its commercially reasonable efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Holder copies of all filings and Commission letters of comment relating thereto;

(iii)           prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to comply with the provisions of the Securities Act in order to enable the disposition of all Registrable Securities covered by the Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period;

(iv)           furnish to the Holder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Holder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(v)           use its commercially reasonable efforts to register or qualify the Holder's Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Holder may reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(vi)           list the Registrable Securities covered by the Registration Statement with any securities exchange on which the Common Stock is then listed;

(vii)           promptly notify the Holder at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)           make available for inspection by the Holder and any attorney, accountant or other agent retained by the Holder, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent contractors to supply all information reasonably requested by Holder or the attorney, accountant or agent of the Holder;

(ix)           notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(x)           after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus; and

(xi)           In order to enable the Holder to sell Registrable Securities under Rule 144, for a period of two years hereafter (or such shorter period that the Holder can sell under Rule 144 without regard to volume limitations), the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  During such period, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  The Company further covenants that it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

(d)           The Company shall be solely responsible for and bear all expenses relating to the Company’s compliance with this Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or “blue sky” laws, fees of FINRA, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holder; provided, however, and notwithstanding the foregoing, the Holder shall be solely responsible for and bear all selling commissions applicable to the sale of Registrable Securities.

(e)           Indemnification by the Company.  The Company shall indemnify, defend and hold harmless the Holder and its officers, directors, agents, partners, members, managers, shareholders, and employees, each Affiliate of the Holder and the officers, directors, partners, members, managers, shareholders, agents and employees of each such Affiliate (collectively, the “Holder’s Indemnitees”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act, any state securities law, any “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or any violation of this Exhibit B, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Exhibit B of which the Company is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder’s Indemnitees and shall survive the transfer of the Registrable Securities by the Holder.

(f)           Indemnification by the Holder.  Holder shall indemnify and hold harmless the Company and its officers, directors, agents, partners, members, managers, shareholders, and employees, each Affiliate of the Holder and the officers, directors, partners, members, managers, shareholders, agents and employees of each such Affiliate (collectively, the “Company’s Indemnitees”), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto.  In no event shall the liability of Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(g)           Indemnification Procedure.  If any Proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Warrant, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and such settlement does not require the Indemnified Party to pay any amount or take any action in connection therewith

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding) shall be paid to the Indemnified Party, as incurred, within twenty days of written notice thereof to the Indemnifying Party; provided, however, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

If a claim for indemnification hereunder) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for herein was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)           Unless the context otherwise requires, the terms defined in this Section (h) have the meanings herein specified for all purposes of this Exhibit B.

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.